As filed with the Securities and Exchange Commission on January 22, 1998.

                                       Registration No.  333-

                 SECURITIES AND EXCHANGE COMMISSION
                      Washington, D.C.  20549

                              FORM S-8
                       REGISTRATION STATEMENT
                               UNDER
                     THE SECURITIES ACT OF 1933

                  HILB, ROGAL AND HAMILTON COMPANY
       (Exact name of registrant as specified in its charter)

                        4235 Innslake Drive
                    Glen Allen, Virginia  23060
              (Address of principal executive offices)
         Registrant's telephone number, including area code
                           (804) 747-6500

  Hilb, Rogal and Hamilton Company Profit Sharing Savings Plan and
              HRH Frozen Merger and Acquisition Plan
                        (Full Title of Plan)
    Virginia                                      54-1194795
(State or other                                (I.R.S.employer
jurisdiction of                                identification
incorporation or                               number)
organization)

                                             Copy to:
Andrew L. Rogal, President                  Walter L. Smith, Esquire
Hilb,  Rogal and Hamilton Company           Hilb, Rogal and Hamilton Company
4235 Innslake Drive                         4235 Innslake Drive
Glen  Allen,  Virginia   23060              Glen  Allen,  Virginia  23060
(804) 747-6500                              (804) 747-6500
(Name, address and telephone
number of agent for service)

     Approximate Date of Commencement of Proposed Sale to Public:
From time to time after the effective date of this Registration
Statement.

                  CALCULATION OF REGISTRATION FEE

Title of each                     Proposed        Proposed
 class of           Amount        maximum         maximum        Amount of
securities to        to  be     offering price   aggregate       Registration
be registered(1)  registered(2)  per share(3)   offering price(3)   Fee(3)

Common stock        1,000,000      $17.875         $17,875,000     $5,273.13
without par
value

(1) In addition, pursuant to Rule 416c under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plans described herein.

(2) The amount of Common Stock registered hereunder includes 925,000 shares and 75,000 shares designated for use in connection with the Registrant's Profit Sharing Savings Plan and Frozen Merger and Acquisition Plan, respectively, and shall be deemed to include any shares issuable as a result of a stock split, stock dividend or other change in the capitalization of the Registrant.

(3) Calculated on the basis of the average of the high ($18.00) and low ($17.75) prices reported on the New York Stock
     Exchange on  January 20, 1998 as provided in Rule 457(c).


                            PART II

       INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.   Incorporation Of Documents By Reference

          The following documents filed by the Registrant with the Securities and Exchange Commission are incorporated herein by reference and made a part hereof:

          (1) the Registrant's Annual Report on Form 10-K for the year ended December 31, 1996, File No. 0-15981, filed by the Registrant under Section 13(a) of the Securities Exchange Act of 1934 (the "Exchange Act");

          (2) all reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Registrant's Annual Report on Form
          10-K referred to in (1) above; and

          (3) the description of the Registrant's Common Stock contained in the Registrant's Form S-3 Registration
          Statement, File No. 33-56488, effective March 1, 1993.

          All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such earlier statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of the Registration Statement.

Item 4.   Description of Securities

          Not applicable.

Item 5.   Interests of Named Experts and Counsel

          Walter L. Smith, Vice President, General Counsel and Assistant Secretary of Hilb, Rogal and Hamilton Company, has rendered his opinion that any Common Stock that constitutes original issuance securities to be offered hereunder will, when issued, be validly issued, fully paid and nonassessable.


          As of January 22, 1998, Walter L. Smith was beneficial owner of 9,980 shares of the Registrant's Common Stock.


Item 6.   Indemnification of Directors and Officers

          Article 10 of Chapter 9 of Title 13.1 of the Code of Virginia (the "Code") permits a Virginia corporation to indemnify any director or officer for reasonable expenses incurred in any legal proceeding in advance of final disposition of the proceeding, if the director or officer furnishes the corporation a written statement of his good faith belief that he has met the standard of conduct prescribed by the Code, and a determination is made by the board of directors that such standard has been met. In a proceeding by or in the right of the corporation, no indemnification shall be made in respect of any matter as to which an officer or director is adjudged to be liable to the corporation, unless the court in which the proceeding took place determines that, despite such liability , such person is reasonably entitled to indemnification in view of all the relevant circumstances. In any other proceeding, no indemnifica tion shall be made if the director or officer is adjudged liable to the corporation on the basis that personal benefit was im properly received by him. Corporations are given the power to make any other or further indemnity, including advance of expen ses, to any director or officer that may be authorized by the articles of incorporation or any bylaw made by the shareholders, or any resolution adopted, before or after the event, by the shareholders, except an indemnity against willful misconduct or a knowing violation of the criminal law. Unless limited by its articles of incorporation, indemnification of a director or officer is mandatory when he entirely prevails in the defense of any proceeding to which he is a party because he is or was a director or officer.

          The Articles of Incorporation of the undersigned Registrant contain provisions indemnifying the directors and officers of the Registrant to the full extent permitted by Virginia law. In addition, the Articles of Incorporation elimi nate the personal liability of the Registrant's directors and officers to the Registrant or its shareholders for monetary damages for breach of their fiduciary duties to the full extent permitted by Virginia law.

Item 7.   Exemption from Registration Claimed

          Not applicable.







Item 8.   Exhibits

          The following exhibits are filed on behalf of the Registrant as part of this Registration Statement:


          4.1  Articles of Incorporation of
               Hilb, Rogal and Hamilton
               Company (incorporated by
               reference to Exhibit 4.1 to the
               Registrant's Registration Statement
               on Form S-3, File No. 33-56488,
               effective March 1, 1993)


          4.2  Amended and Restated
               Bylaws of Hilb, Rogal and Hamilton
               Company (incorporated by reference
               to Exhibit 3.2 to the Registrant's
               Form 10-K for the year ended Decem
               ber 31, 1995, File No. 0-15981)

          4.3  Hilb, Rogal and Hamilton
               Company Profit Sharing Savings
               Plan, and amendment effective
               January 1, 1998

          4.4  HRH Frozen Merger and
               Acquisition Plan, and amendment
               effective January 1, 1998

         5 and
         23.1  Opinion and Consent of
               Walter L. Smith, Vice President,
               General Counsel and Assistant
               Secretary of the Registrant

         23.2  Consent of Ernst & Young LLP

           24  Powers of Attorney
               (included on signature page)

          The Registrant has obtained a determination letter dated February 12, 1996 from the Internal Revenue Service (the "IRS") that the Hilb, Rogal and Hamilton Company Profit Sharing Savings Plan, as adopted on January 1, 1989, unless otherwise indicates, is qualified under Section 401 of the Internal Revenue Code (the "IRC"). The Registrant has obtained a determination letter dated October 10, 1995 from the IRS that the HRH Frozen Merger and Acquisition Plan, as adopted on January 1, 1989, unless otherwise indicated, is qualified under Section 401 of the IRC. The Registrant hereby undertakes that it will submit the Plans, as amended and restated effective January 1, 1998, to the IRS in a timely manner and will make all changes required by the IRS in order to qualify the Plans, as so amended and restated.

Item 9.   Undertakings

     (a)  The undersigned Registrant hereby undertakes:

          (1)  To file, during any period in which
               offers or sales are being made, a post-effective amendment to this registration statement:

               (i)  To include any prospectus
                    required by section 10(a)(3) of the
                    Securities Act of 1933;

               (ii) To reflect in the prospectus
                    any facts or events arising after the
                    effective date of the registration statement
                    (or the most recent post-effective amendment thereof) which, individually or in the ag gregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" label in the effective registration statement; and

               (iii)To include any material information with
                    respect to the plan of distribution not
                    previously disclosed in the registration statement or any material change to such information in the registration statement;

               Provided, however, that paragraph
               (a)(1)(i) and (a)(1)(ii) shall not apply if the registration statement is on Form S-3 or Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or
               Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.




          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3)  To remove registration by means of a
               post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to
Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.


     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commis sion such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceedings) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnifica tion by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.



                                SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the under signed, thereunto duly authorized, in the County of Henrico, Commonwealth of Virginia, on this 22nd day of January, 1998.
                                             HILB, ROGAL AND HAMILTON COMPANY

                                             By:    /s/Andrew L. Rogal
                                                  Andrew L. Rogal,
                                                  Chief Executive Officer
                                                  and President

                             POWER OF ATTORNEY

     Each of the undersigned hereby appoints Andrew L. Rogal and Walter L. Smith, either of whom may act individually, as attorneys-in-fact and agents for the undersigned, with full power of substitution, for and in the name, place and stead of the undersigned, to sign and file with the Securities and Exchange Commission under the Securities Act of 1933, as amended, any and all amendments (including post-effective amendments) to this Registration Statement, with any exhibits thereto, and any other documents to be filed with the Securities and Exchange Commission pertaining to the registration of securities covered hereby, with full power and authority to do and perform any and all acts and things whatsoever requisite or desirable.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

        Signature                       Title                         Date

/s/ Andrew L. Rogal           President and Chief Executive   January 22, 1998
    Andrew L. Rogal           Officer and Director
                              (Principal Executive Officer)

/s/ Robert H. Hilb            Chairman and Director           January 22, 1998
    Robert H. Hilb

/s/ Carolyn Jones             Senior Vice President,          January 22, 1998
    Carolyn Jones             Chief Financial Officer
                              and Treasurer
                              (Principal Financial Officer)


/s/ Robert W. Blanton, Jr.    Assistant Vice President        January 22, 1998
    Robert W. Blanton, Jr.    and Controller
                              (Principal Accounting Officer)


/s/ Philip J. Faccenda                  Director              January 22, 1998
    Philip J. Faccenda

                                        Director
    J. S. M. French

                                        Director
    Robert S. Ukrop

/s/ Theodore L. Chandler, Jr.           Director              January 22, 1998
    Theodore L. Chandler, Jr.

/s/ Norwood H. David, Jr.               Director              January 22, 1998
    Norwood H. Davis, Jr.

                                        Director
  Thomas H. O'Brien

     Pursuant to the requirements of the Securities Act of 1933, Hilb, Rogal and Hamilton Company, as Plan Administrator, has duly caused this registration statement to be signed on its behalf by the undersigned thereunto duly authorized, in the County of Henrico, Commonwealth of Virginia, on this 22nd day of January, 1998.




                              HILB, ROGAL AND HAMILTON COMPANY
                              PROFIT SHARING SAVINGS PLAN




                              By:  /s/ Jan Pouzar
                                   Jan Pouzar, Assistant Vice
                                     President



                              HILB, ROGAL AND HAMILTON COMPANY
                              FROZEN MERGER AND ACQUISITION PLAN




                              By:  /s/ Jan Pouzar
                                   Jan Pouzar, Assistant Vice
                                     President

                         EXHIBIT INDEX
                               TO
                FORM S-8 REGISTRATION STATEMENT
                              FOR
               HILB, ROGAL AND HAMILTON COMPANY
                  PROFIT SHARING SAVINGS PLAN
                              AND
             HRH FROZEN MERGER AND ACQUISITION PLAN


Exhibit
Number               Description of Exhibits

4.1            Articles of Incorporation
               of Hilb, Rogal and Hamilton Company
               (incorporated by reference to
               Exhibit 4.1 to the Registrant's
               Registration Statement on Form S-3,
               File No. 33-56488, effective March
               1, 1993)


4.2            Amended and Restated
               Bylaws of Hilb, Rogal and Hamilton
               Company (incorporated by reference
               to Exhibit 3.2 to the Registrant's
               Form 10-K for the year ended Decem
               ber 31, 1995, File No. 0-15981)

4.3            Hilb, Rogal and Hamilton
               Company Profit Sharing Savings
               Plan, and amendment effective
               January 1, 1998

4.4            HRH Frozen Merger and
               Acquisition Plan, and amendment
               effective January 1, 1998

5 and
 23.1          Opinion and Consent of Walter
               L. Smith, Vice President, General
               Counsel and Assistant Secretary of
               the Registrant

23.2           Consent of Ernst & Young LLP

24             Powers of Attorney
               (included on signature page)